                                                                   EXHIBIT 10.14

                      TERMINATION OF MANAGEMENT AGREEMENT

     This Termination of Management Agreement (the "Termination Agreement") is made and entered into effective as of Jan 14, 2001, by and between United Petroleum Group, Inc., a Delaware corporation, and Farm Stores Grocery, Inc., a Delaware corporation.

                             Preliminary Statement

     The parties entered in to a Management Agreement dated as of November 12, 1999 (the "Management Agreement") and have mutually agreed to terminate the Term of the Management Agreement, all as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable considerations, the receipt and adequacy of which are hereby conclusively acknowledged, the parties, intending to be legally bound, agree as follows:

     1. All capitalized terms used and not otherwise defined in this Termination Agreement shall have the same meanings as provided therefor in the Management Agreement. The provisions of this Termination Agreement shall govern and control over any conflicting or inconsistent provisions in the Management Agreement.

     2. The Term is ended and terminated effective as of January 14, 2001, at midnight (Eastern Time) (the "Termination Time").

     3. The termination of the Term shall not affect the parties' rights and obligations that arose under the Management Agreement prior to the Termination Time, and all such rights and obligations are hereby expressly preserved, including without limitation, FSG's obligation for accrued but unpaid Base FSG Fees and amounts owed for maintenance services provided to FSG (these two financial obligations are called the "Account Stated").

     4. The termination of the Term shall not impair or affect the parties' rights to exculpation and indemnity, as provided for in the Management Agreement, in respect of matters, acts, omissions, or events occurring prior to the Termination Time (collectively, the "Accrued Rights").

     5. Except for the Account Stated and the Accrued Rights, the parties agree to, and do hereby, release, waive and satisfy all, and all manner of, causes of action, demands, actions, suits, expenses, and claims arising out of or in connection with the Management Agreement and its performance and termination.

     6. The transition provisions of Section 2.5 of the Management Agreement shall take effect immediately.

     7. During an interim period commencing on the Termination Time, each party may provide goods and/or perform services for the benefit of the other ("Transition Services"). The parties agree to minimize and mitigate such situations by (among other things) striving, to the greatest commercially reasonable extent, to contract for all goods and services separately. Any arrangements for Transition Services will be on arms' length, commercially reasonable terms, and will be documented in an addendum or exhibit to this Termination Agreement, that is signed or initialed on behalf of both parties hereto. Each of such arrangements shall be for a period (a "Transition Period") that is terminable (without penalty of liability) by either party upon notice to the other of not more than five days. All of the indemnity and exculpatory provisions of the Management Agreement, as applicable to management and related services that Manager performed for FSG during the Term, shall apply to and govern the rendition of Transition Services by one party to the other during the applicable Transition Period.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, all as of the date first above written.

                                        United Petroleum Group, Inc.,
                                        a Delaware corporation

                                        By:  /s/ JOSE P. BARED
                                           ------------------------------------
                                           Authorized Signatory

                                        Farm Stores Grocery, Inc.,
                                        a Delaware corporation

                                        By:  /s/ [ILLEGIBLE]
                                           ------------------------------------
                                           Authorized Signatory